EXHIBIT 11
INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in this Post-Effective Amendment No. 3 to the Registration Statement No. 33-90762 of RREEF Securities Fund, Inc. of our report dated November 27, 1996 on RREEF Real Estate Securities Fund and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information, which are part of such Registration Statement.


/s/ Deloitte & Touche LLP


Boston Massachusetts
February 21, 1997